EXHIBIT 99.1

NEWS RELEASE

                FOR INFORMATION CONTACT:
                Kevin Nyland, Vice President, Investor Relations
                210.302-0402
                KEVIN.NYLAND@NEWCENTURYEQUITY.COM

                David P. Tusa, Senior Vice President and Chief Financial Officer 210.302-0410
                DAVID.TUSA@NEWCENTURYEQUITY.COM


FEBRUARY 8, 2001

             BILLING CONCEPTS CORP. ANNOUNCES NEW CORPORATE IDENTITY

SAN ANTONIO, TX...BILLING CONCEPTS CORP. (Nasdaq: BILL) today announced it will change its name to New Century Equity Holdings Corp., and begin trading under its new Nasdaq ticker symbol, NCEH, effective Monday, February 12, 2001.

The change reflects the transition the Company has undertaken since selling its LEC Billing, Aptis Software and OSC operating divisions on October 23, 2000. The Company will launch a new website later this month and the new name and logo will be incorporated into all corporate collateral.

The Company has also relocated its offices to 10101 Reunion Place, Suite 450, San Antonio, Texas 78216.

ABOUT BILLING CONCEPTS
Billing Concepts Corp.'s (Nasdaq: BILL) holdings include its wholly owned operation, FIData, Inc., and its investments in Princeton eCom and CoreINTELLECT, Inc. FIData (WWW.FIDATA.COM) provides Internet-based instant loan approval products and services to the financial services industry. Billing Concepts (WWW.BILLINGCONCEPTS.COM) is the lead investor in both Princeton eCom Corporation (WWW.PRINCETONECOM.COM), a leading application service provider for electronic and Internet bill presentment and payment solutions, and CoreINTELLECT, Inc. (WWW.COREINTELLECT.COM), a B2B content delivery application service provider. Billing Concepts Corp. is headquartered in San Antonio, Texas.

CERTAIN STATEMENTS CONTAINED HEREIN ARE "FORWARD-LOOKING" STATEMENTS (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). BECAUSE SUCH STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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